POWER OF ATTORNEY

For good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the undersigned hereby constitutes and appoints Arthur McMahon, III, Bryar Brandvold, David Washbush, James Harrington, Greg Ackerson, Courtney Baird, and any of their substitutes, signing singly, the undersigned's true and lawful attorney-in-fact to:

(1)    prepare, execute in the undersigned's name and on the undersigned's behalf, and submit to the U.S. Securities and Exchange Commission (the "SEC") a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules or regulations promulgated thereunder (the "Exchange Act");

(2)    execute for and on behalf of the undersigned (in accordance with Section 16(a) of the Exchange Act), any and all Forms 3, 4 and/or 5, and any amendments thereto, that are necessary or advisable to report the undersigned's transactions in and holdings of the equity securities of Workhorse Group Inc., a Nevada corporation (the "Company"), for purposes of compliance with Section 16(a) of the Exchange Act, (collectively, "Documents");

(3)    do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute any such Documents and timely file such Documents with the SEC and any stock exchange or similar authority; and

(4)    take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that each such attorney-in-fact (or such attorney-in-fact's substitute or substitutes) shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that each attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is such attorney-in-fact's substitute or substitutes or the Company assuming, any of the undersigned's responsibilities to comply with the Exchange Act. The undersigned agrees to defend and hold harmless each attorney-in-fact (and such attorney-in-fact's substitute or substitutes) from and against any and all loss, damage or liability that such attorney-in-fact may sustain as a result of any action taken in good faith hereunder.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Documents with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless replaced by a subsequent executed power of attorney covering the matters contemplated hereby or earlier revoked by the undersigned in a signed writing delivered to each of the foregoing attorneys-in-fact.

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IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed this 12th day of January, 2022.

/s/Robert Ginnan
Name: Robert Ginnan

STATE OF OH                 )
                            ) ss.
COUNTY OF Hamilton          )

The foregoing instrument was acknowledged before me this 12th day of January, 2022, by Pam Dargatz.

/s/ Pam A Dargatz
Signature of Notary Public or other Official